                                                                      EXHIBIT 12

        COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES
                       (Including Interest on Deposits)

The Corporation's ratios of earnings to fixed charges (including interest on deposits) for the periods indicated were as follows:

                                        Nine Months Ended                       Year Ended December 31,
                                           September 30,
                                      -------------------------   --------------------------------------------------------------
                                         1997          1996          1996        1995         1994         1993         1992
                                      ----------    ----------    ----------  ----------   ----------   ----------   -----------
                                                                         (Dollars in Thousands)
Net income.............................. $ 4,709      $ 1,947      $ 3,550      $ 4,815      $ 5,262      $ 6,497      $ 8,554

Extraordinary items, net of tax..........    -            -            -            -            -            -            -

Income tax expense......................   3,458        1,407        2,562        3,133        3,392        4,319        4,974
                                         -------      -------      -------      -------      -------      -------      -------
   Pretax earnings......................   8,167        3,354        6,112        7,948        8,654       10,816       13,528
                                         =======      =======      =======      =======      =======      =======      =======

Fixed charges:
Portion of rental expense which
   approximate the interest factor.......    -            -            -            -            -            -            -

Interest expense........................  29,716       23,417       32,131       28,095       17,776       18,415       23,171
                                         -------      -------      -------      -------      -------      -------      -------

   Total fixed charges..................  29,716       23,417       32,131       28,095       17,776       18,415       23,171
                                         =======      =======      =======      =======      =======      =======      =======

Earnings (for ratio calculation)........  37,883       26,771       38,243       36,043       26,430       29,231       36,699
                                         =======      =======      =======      =======      =======      =======      =======

Ratio of earnings to fixed charges......    1.27         1.14         1.19         1.28         1.49         1.59         1.58
                                         =======      =======      =======      =======      =======      =======      =======

For purposes of computing the consolidated ratio of earnings to fixed charges, "earnings" represent net income (loss) before extraordinary items and cumulative effect of changes in accounting principles plus applicable income taxes and fixed charges. Fixed charges, excluding interest on deposits, include gross interest expense (other than on deposits) and the portion deemed representative of the interest factor of rent expense, net of income from subleases. Fixed charges, including gross interest on deposits, include all interest expense and the portion deemed representative of the interest factor of rent expense.





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

        COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES
                       (Excluding Interest on Deposits)


The Corporation's ratios of earnings to fixed charges (excluding interest on deposits) for the periods indicated were as follows:

                                         Nine Months Ended                            Year Ended December 31,
                                           September 30,
                                        --------------------       ------------------------------------------------------------
                                          1997        1996           1996          1995        1994         1993         1992
                                        -------      -------        -------      -------      -------      -------      -------
Net income............................  $ 4,709      $ 1,947        $ 3,550      $ 4,815      $ 5,262      $ 6,497      $ 8,554

Extraordinary items, net of tax.......    -            -              -            -            -            -            -

Income tax expense....................    3,458        1,407          2,562        3,133        3,392        4,319        4,974
                                        -------      -------        -------      -------      -------      -------      -------
    Pretax earnings...................    8,167        3,354          6,112        7,948        8,654       10,816       13,528
                                        =======      =======        =======      =======      =======      =======      =======

Fixed charges:
Portion of rental expense which
    approximate the interest factor...    -            -              -            -            -            -            -
                                        -------      -------        -------      -------      -------      -------      -------

Interest on borrowed funds............    5,009        4,454          5,892        5,580        1,717          974          546
                                        =======      =======        =======      =======      =======      =======      =======

     Total fixed charges..............    5,009        4,454          5,892        5,580        1,717          974          546
                                        =======      =======        =======      =======      =======      =======      =======

Earnings (for ratio calculation)......   13,176        7,808         12,004       13,528       10,371       11,790       14,704
                                        =======      =======        =======      =======      =======      =======      =======

Ratio of earnings to fixed charges....     2.63         1.75           2.04         2.42         6.04        12.10        26.93
                                        =======      =======        =======      =======      =======      =======      =======

For purposes of computing the consolidated ratio of earnings to fixed charges, "earnings" represent net income (loss) before extraordinary items and cumulative effect of changes in accounting principles plus applicable income taxes and fixed charges. Fixed charges, excluding interest on deposits, include gross interest expense (other than on deposits) and the portion deemed representative of the interest factor of rent expense, net of income from subleases. Fixed charges, including gross interest on deposits, include all interest expense and the portion deemed representative of the interest factor of rent expense.


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